Exhibit 99.1

PRESS RELEASE

CONTACTS:

Christian Gunning Director, Corporate Communications cgunning@boingo.com (310) 586-4009	Andrew Greenebaum / Laura Foster Addo Communications andrewg@addocommunications.com / lauraf@addocommunications.com (310) 829-5400

Boingo Wireless Reports First Quarter 2011 Financial Results

LOS ANGELES — June 7, 2011 — Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, today announced the company’s financial results for the first quarter ended March 31, 2011.

For the first quarter, Boingo Wireless reported revenue of $21.0 million, compared to $18.5 million for the first quarter of 2010, an increase of 13.7 percent.

During the first quarter, the company generated $5.7 million in cash from operating activities and ended the first quarter with overall cash and investments of $33.9 million. This excludes cash received from its IPO, which was completed on May 3, 2011.

Adjusted EBITDA for the first quarter was $5.0 million, compared to $4.2 million for the first quarter of 2010, an increase of 18.8 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

Net loss attributable to common stockholders for the first quarter was $329,000, or ($0.06) per diluted share, compared to a net loss attributable to common stockholders of $127,000, or ($0.02) per diluted share, for the first quarter of 2010. The net loss attributable to common stockholders for the three months ended March 31, 2011 and 2010 is inclusive of $1.2 million and $1.3 million of accretion of convertible preferred stock, respectively.

Management Commentary

“Boingo Wireless delivered solid revenue and EBITDA growth in the first quarter, marking a strong start to 2011,” said David Hagan, President and Chief Executive Officer of Boingo Wireless. “We believe our performance highlights the strength and reach of Boingo’s global Wi-Fi platform, which currently spans over 325,000 hotspots in 100 countries.  During the quarter, we further extended the reach of our platform across new devices, venues and geographies, which helped drive year-over-year revenue increases in both our retail and wholesale businesses.  As the leading global provider of mobile Wi-Fi software and services, we feel uniquely positioned to benefit from the significant anticipated increase in mobile data traffic growth over the next several years.”

Mr. Hagan continued, “This is an exciting time for Boingo Wireless and our initial public offering on May 3rd marked a significant milestone in our company’s history.  With our global Wi-Fi platform already established and mobile data traffic growth at an inflection point, we look forward to increasing the accessibility of mobile Wi-Fi to consumers around the world through Boingo’s high-performing, trusted and reliable mobile Wi-Fi network.”

Business Outlook

Boingo Wireless is initiating guidance for the second quarter ended June 30, 2011, and the year ended December 31, 2011, as follows:

Q2 2011

•                  Revenue is expected to be in the range of $22.0 million to $23.0 million

•                  Adjusted EBITDA is expected to be in the range of $6.0 million to $6.5 million

•                  Net income attributable to common stockholders is expected to be in the range of $1.1 million to $1.6 million, or $0.03 to $0.04 per diluted share.  This includes $0.4 million of accretion of convertible preferred stock

Full Year 2011

•                  Revenue is expected to be in the range of $92.0 million to $94.0 million

•                  Adjusted EBITDA is expected to be in the range of $26.0 million to $27.0 million

•                  Net income attributable to common stockholders is expected to be in the range of $3.9 million to $4.9 million, or $0.11 to $0.14 per diluted share. This includes $1.6 million of accretion of convertible preferred stock

Conference call information

Members of Boingo Wireless’ management will host a conference call to discuss its first quarter 2011 financial results beginning at 4:30 pm ET (1:30 pm PT), today, June 7, 2011. To participate in the conference call, investors from the U.S. and Canada should dial (877) 941-1427 ten minutes prior to the scheduled start time. International callers should dial (480) 629-9664. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of non-GAAP financial measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation, accretion of convertible and redeemable stock, income taxes, amortization of intangible assets, stock-based compensation expense, non-controlling interests expense and interest expense (income), net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, makes it easy, convenient and cost-effective for people to enjoy Wi-Fi access on their laptop or mobile device at more than 325,000 hotspots worldwide. With a single account, Boingo users can access the mobile internet via Boingo Network locations that include the top airports around the world, major hotel chains, cafés and coffee shops, restaurants, convention centers and metropolitan hot zones. Boingo and its Concourse Communications Group subsidiary operate wired and wireless networks at large-scale venues worldwide such as airports, major sporting arenas, malls, and convention centers, as well as quick serve restaurants. For more information about Boingo, please visit http://www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s  prospectus previously filed with SEC pursuant to Rule 424(b)(4) on May 5, 2011. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo! are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless

Consolidated Statement of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Revenue	$21,028	$18,499
Costs and operating expenses:
Network access	8,337	7,189
Network operations	3,724	3,317
Development and technology	2,484	2,169
Selling and marketing	1,629	1,398
General and administrative	2,564	2,239
Amortization of intangible assets	561	731
Total costs and operating expenses	19,299	17,043
Income from operations	1,729	1,456
Interest and other (expense) income, net	(66)	24
Income before income taxes	1,663	1,480
Income taxes	660	181
Net income	1,003	1,299
Net income attributable to non-controlling interests	137	111
Net income attributable to Boingo Wireless, Inc.	866	1,188
Accretion of convertible preferred stock	(1,195)	(1,315)
Net loss attributable to common stockholders	$(329)	$(127)

Net loss per share attributable to common stockholders:
Basic	$(0.06)	$(0.02)
Diluted	$(0.06)	$(0.02)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	5,899	5,833
Diluted	5,899	5,833

Boingo Wireless

Consolidated Balance Sheets

(In thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,478	$25,721
Restricted cash	1,024	1,001
Marketable securities	9,373	9,373
Accounts receivable, net of allowances of $147 and $107, respectively	7,873	7,946
Prepaid expenses and other current assets	2,707	1,306
Deferred tax assets	3,572	3,572
Total current assets	49,027	48,919
Property and equipment, net	38,408	36,024
Goodwill	25,512	25,512
Other intangible assets, net	10,476	10,992
Deferred tax assets	6,446	6,697
Other assets	3,907	4,891
Total assets	$133,776	$133,035
Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$7,200	$4,596
Accrued expenses and other liabilities	8,996	13,531
Deferred revenue	12,293	10,829
Current portion of capital leases	298	420
Total current liabilities	28,787	29,376
Deferred revenue, net of current portion	28,628	28,149
Other liabilities	1,812	2,181
Total liabilities	59,227	59,706

Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, $0.0001 par value; 5,053 shares authorized, issued and outstanding at March 31, 2011 and December 31, 2010, liquidation preference of $22,452 at March 31, 2011	22,452	22,263
Series A-2 convertible preferred stock, $0.0001 par value; 1,105 shares authorized, issued and outstanding at March 31, 2011 and December 31, 2010, liquidation preference of $6,928 at March 31, 2011	6,928	6,868
Series B convertible preferred stock, $0.0001 par value; 3,500 shares authorized, and 3,433 shares issued and outstanding at March 31, 2011 and December 31, 2010, liquidation preference of $14,077 at March 31, 2011	14,077	13,948
Series C convertible preferred stock, $0.0001 par value; 10,992 shares authorized, 10,983 shares issued and outstanding at March 31, 2011 and December 31, 2010, liquidation preference of $80,707 at March 31, 2011	80,707	79,890
Total convertible preferred stock	124,164	122,969

Stockholders’ deficit:
Common stock, $0.0001 par value; 34,900 shares authorized, 7,179 and 7,092 shares issued, 5,922 and 5,835 shares outstanding at March 31, 2011 and December 31, 2010, respectively,	—	—
Treasury stock at cost, 1,257 shares	(4,575)	(4,575)
Note receivable from stockholder	—	(103)
Accumulated deficit	(45,173)	(45,159)
Total common stockholders’ deficit	(49,748)	(49,837)
Non-controlling interests	133	197
Total stockholders’ deficit	(49,615)	(49,640)
Total liabilities, convertible preferred stock and stockholders’ deficit	$133,776	$133,035

Boingo Wireless

Consolidated Statement of Cash Flow

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities
Net income	$1,003	$1,299
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,529	1,805
Amortization of intangible assets	561	731
Stock-based compensation	206	236
Forgiveness of notes receivable from stockholder	103	—
Unbilled receivables	(227)	(98)
Change in deferred income taxes	251	—
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	73	451
Prepaid expenses and other assets	940	(417)
Accounts payable	970	1,727
Accrued expenses and other liabilities	(2,604)	(3,289)
Deferred revenue	1,943	1,650
Net cash provided by operating activities	5,748	4,095
Cash flows from investing activities
Increase in restricted cash	(23)	(27)
Purchases of property and equipment	(6,361)	(1,937)
Contractual payments related to business acquisition	(47)	(77)
Net cash used in investing activities	(6,431)	(2,041)
Cash flows from financing activities
Payments of capital leases	(122)	(338)
Payments to non-controlling interests	(547)	(398)
Proceeds from exercise of stock options	109	1
Net cash used in financing activities	(560)	(735)
Net increase (decrease) increase in cash and cash equivalents	(1,243)	1,319
Cash and cash equivalents at beginning of year	25,721	22,629
Cash and cash equivalents at end of year	$24,478	$23,948
Supplemental disclosure of cash flow information
Cash paid for interest	$5	$6
Cash paid for taxes	937	1,001
Supplemental disclosure of non-cash investing and financing activities
Contractual obligation related to business acquisition in accrued expenses and other liabilities	38	71
IPO costs in accounts payable, accrued expenses and other liabilities	854	—
Accretion of convertible preferred stock	1,195	1,315
Property and equipment and software maintenance costs in accounts payable, accrued expenses and other liabilities	2,154	548

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010

Net loss attributable to common stockholders	$(329)	$(127)
Depreciation	2,529	1,805
Accretion of convertible and redeemable stock	1,195	1,315
Income taxes	660	181
Amortization of intangible assets	561	732
Stock-based compensation expense	206	236
Non-controlling interests	137	111
Interest expense (income), net	66	(24)
Adjusted EBITDA	$5,025	$4,229